100 Clark Street, St. Charles, Missouri 63301
News Release	www.americanrailcar.com

For Release: March 8, 2006	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES REPORTS RECORD REVENUE AND CAR
 SHIPMENTS AND A 92% INCREASE IN BACKLOG.
 THE BOARD OF DIRECTORS DECLARES $0.03 DIVIDEND

St. Charles, MO, March 8, 2006 - American Railcar Industries, Inc. [NASDAQ:ARII] today reported its fourth quarter and year-end 2005 financial results.

For the three months ended December 31, 2005, sales were $166.0 million and the net loss attributable to common stock was $1.8 million or $ 0.17 per diluted share. The Company’s results for this period included charges of $2.1 million in preferred stock dividends and $1.3 million in interest expense on outstanding debt. Both the preferred stock and substantially all of the debt were retired in the first quarter of 2006 in connection with the Company’s January 2006 initial public offering. The fourth quarter results also included non-recurring expenses of $10.9 million arising from a retirement benefit plan separation agreement with an affiliate that was executed in December of 2005 in anticipation of the initial public offering. The separation agreement related to a 1994 asset transfer agreement between ARI and the affiliate. $8.9 million of the $10.9 million pension charge was allocated directly to pension settlement expense and $2.0 million was allocated to cost of goods sold. The preferred dividends, interest expense and separation agreement had a total after-tax impact of $9.6 million in the fourth quarter.

For the year ended December 31, 2005, sales were $608.2 million and net earnings attributable to common stock were $1.5 million, or $0.14 per diluted share. In comparison, for the year ended December 31, 2004, the Company had sales of $355.1 million and a net loss attributable to common stock of $11.3 million or $1.12 per diluted share. The Company’s results for 2005 included $13.3 million in preferred stock dividends, $4.8 million in interest expense on outstanding debt and the non-recurring $10.9 million pension charge. The preferred stock and substantially all of the debt has been retired as described above. The preferred dividends, interest expense and the retirement benefit plan separation agreement had a total after-tax impact of $22.9 million in 2005.

EBITDA was $2.7 million in the fourth quarter of 2005 and $34.1 million for the full year 2005. Adjusted EBITDA was $13.6 million in the fourth quarter of 2005 and $45.0 million for the full year 2005. The adjustment to EBITDA reflects the $10.9 million of expenses incurred in the fourth quarter of 2005 relating to the retirement benefit plan separation agreement. In 2004 the Company had EBITDA of $5 thousand for the fourth quarter and $9.6 million for the full year 2004. The improvements in net earnings, EBITDA and Adjusted EBITDA from 2004 to 2005 result primarily from increased sales (due to capacity increases and strong demand), improved efficiencies and the recovery of raw material cost increases through escalation clauses in our customer contracts. A reconciliation of the Company’s net earnings (loss) to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.

ARI shipped a record 1,895 railcars in the fourth quarter of 2005. This compares to 1,124 in the fourth quarter of 2004. Fourth quarter 2005 shipments were comprised of 1,481 covered hopper cars and 414 tank cars. For the year ended 2005, ARI shipped 6,875 railcars. This compares to 4,384 in 2004. In 2005, shipments were comprised of 4,240 covered hopper cars, 785 centerbeam platform cars and 1,850 tank cars.

“We are pleased with ARI’s performance in the fourth quarter and for the full year 2005,” said James J. Unger, President and CEO of ARI. “In addition to our strong financial performance, our substantial backlog of unfilled orders for new railcars totaled 14,510 cars at December 31, 2005, a 92% increase compared with the 7,547 cars in the backlog at December 31, 2004 and will provide a platform for future growth. We look forward to continued strong performance in 2006.”

ARI also announced today that its Board of Directors declared a cash dividend of $0.03 per share of common stock of the Company. The dividend is payable on April 6, 2006, to shareholders of record at the close of business on March 22, 2006. Future dividends will be paid at the discretion of the Board of Directors.

ARI will host a webcast and conference call on Thursday, March 9th, 2006 at 10:00 a.m. (Eastern time) to discuss the Company’s fourth quarter and full year 2005 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI Web site at www.americanrailcar.com. To participate in the conference call dial 1-800-706-7745 and use participant code 34013118. Participants are asked to logon to the ARI Web site or dial in to the conference call approximately 10 to 15 minutes prior to the start time.

An audio replay of the call will also be available on the Company’s Web site promptly following the earnings call.

About American Railcar Industries, Inc.

American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward-Looking Statement Disclaimer

This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the Company’s expectations regarding its continued strong performance in 2006, any implication that the Company’s backlog may be indicative of future sales, and any implication that the Company will continue to pay regular dividends. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders that may occur. Payment of future dividends will be at the discretion of our board of directors and will depend upon our operating results, strategic plans, capital requirements, financial condition, provisions of our borrowing arrangements, applicable law and other factors our board of directors considers relevant. Other potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; our ability to maintain relationships with our suppliers of railcar components and raw materials; fluctuations in the supply of components and raw materials we use in railcar manufacturing; the highly competitive nature of our industry; the risk of damage to our primary railcar manufacturing facilities or equipment in Paragould or Marmaduke, Arkansas; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS	Year Ended
(In thousands)	December 31,
	2004	2005
Assets
Current Assets
Cash and cash equivalents	$6,943	$28,692
Accounts receivable, net	25,183	38,273
Inventories, net	73,925	88,001
Amounts due from affiliates - current	-	5,110
Prepaid expenses	244	2,523
Deferred tax asset	2,065	1,967
Total current assets	108,360	164,566

Property, plant and equipment
Buildings	66,350	84,255
Machinery and equipment	58,816	68,187
	125,166	152,442
Less accumulated depreciation	58,878	65,398
	66,288	87,044
Construction in process	8,686	3,759
Land	1,977	2,182
Net property, plant and equipment	76,951	92,985

Notes receivable from affiliates and interest thereon	165,000	-
Deferred tax asset	663	-
Debt issuance costs and other assets	615	591
Deferred offering costs	-	4,860
Investment in joint venture	5,251	5,578
Total assets	$356,840	$268,580

CONSOLIDATED BALANCE SHEETS - continued

(In thousands except for share and per share amounts)

	Year Ended
	December 31,
	2004	2005
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$1,334	$33,294
Note payable to affiliate - current	19,000	19,000
Accounts payable	22,800	55,793
Accrued expenses and taxes	4,415	7,675
Accrued compensation	5,654	7,243
Accrued dividends	3,455	11,336
Other amounts due to affiliates - current	5,137	4,457
Total current liabilities	61,795	138,798

Long - term debt, net of current portion	8,517	7,076
Note payable to affiliate - noncurrent	130,000	-
Other amounts due to affiliates - noncurrent	17,109	-
Other liabilities	2,793	59
Pension and post-retirement liabilities	1,602	10,522
Deferred tax liability	-	5,364
Mandatory redeemable preferred stock, stated value $1,000, 99,000 shares authorized, 1 share issued and outstanding at December 31, 2004 and 2005, respectively	1	1
Total Liabilities	221,817	161,820

Commitments and contingencies	-	-
Shareholders' Equity
New preferred stock, $.01 par value per share, stated value $1,000 per share, 500,000 shares authorized, 111,685 and 82,055 shares issued and outstanding at December 31, 2004 and 2005, respectively	111,685	82,055
Common stock, $.01 par value, 50,000,000 shares authorized, 11,147,059 shares issued and outstanding at December 31, 2004 and 2005, respectively	111	111
Additional paid-in capital	41,249	41,667
Accumulated deficit	(16,959)	(15,442)
Accumulated other comprehensive loss	(1,063)	(1,631)
Total shareholders' equity	135,023	106,760
Total Liabilities and shareholders' equity	$356,840	$268,580

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2005	2004	2005

Revenues:
Manufacturing operations	$89,673	$155,305	$316,432	$564,513
Railcar services	11,052	10,707	38,624	43,647
Total revenues	100,725	166,012	355,056	608,160
Cost of goods sold:
Cost of manufacturing operations	90,256	140,882	306,283	518,063
Cost of railcar services	9,888	10,503	34,473	38,041
Total cost of goods sold	100,144	151,385	340,756	556,104
Gross profit	581	14,627	14,300	52,056
Pension settlement expense	-	8,878	-	8,878
Selling, administrative and other	1,791	5,059	10,334	16,476
Earnings (loss) from operations	(1,210)	690	3,966	26,702
Interest income	2,300	393	4,422	1,658
Interest expense	1,451	1,269	3,667	4,846
Income (loss) from joint venture	(258)	167	(609)	610
Earnings (loss) before income tax expense (benefit)	(619)	(19)	4,112	24,124
Income tax expense (benefit)	333	(255)	2,191	9,356
Net earnings (loss)	$(952)	$236	$1,921	$14,768
Less preferred dividends	(3,945)	(2,080)	(13,241)	(13,251)
Earnings (loss) available to common shareholders	(4,897)	(1,844)	(11,320)	1,517
Weighted average common shares outstanding - basic and
diluted	10,140	11,147	10,140	11,147
Net earnings (loss) per common share - basic and diluted	$(0.48)	$(0.17)	$(1.12)	$0.14

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)	Year Ended December 31,
	2004	2005

Operating activities:
Net earnings	$1,921	$14,768
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	6,247	6,807
Change in joint venture investment as a result of (earnings) loss	609	(610)
Expense relating to pre-recapitalization liabilities	1,431	1,061
Curtailment gain	(59)	-
Provision for deferred income taxes	1,740	5,606
Provision for losses on accounts receivable	209	323
Changes in operating assets and liabilities:
Accounts receivable	(11,983)	(13,413)
Inventories	(28,718)	(14,076)
Prepaid expenses	(365)	(2,256)
Accounts payable	12,048	32,993
Accrued pension expense	-	8,335
Accrued expenses and taxes	1,966	4,871
Other	(2,128)	(2,838)
Net cash (used in) provided by operating activities	(17,082)	41,571
Investing activities:
Purchases of property, plant and equipment	(11,441)	(22,841)
Change in note and interest receivable from affiliates	404	261
Net cash used in investing activities	(11,037)	(22,580)
Financing activities:
Issuance of common stock	42,500	-
Issuance of preferred stock	67,500	-
Effect of ARL spin off	(25,000)	-
Advance to affiliate under notes receivable	(165,000)	-
Proceeds from (repayment on) issuance of notes payable from affiliates	137,000	-
Decrease (increase) in amount due from affiliate	-	(5,110)
Increase (decrease) in amount due to affiliate	18,219	(17,790)
Proceeds from debt issuance	-	31,852
Deferred offering costs	-	(4,860)
Repayment of debt	(40,222)	(1,334)
Net cash provided by financing activities	34,997	2,758
(Decrease) increase in cash and cash equivalents	6,878	21,749
Cash and cash equivalents at beginning of year	65	6,943
Cash and cash equivalents at end of year	$6,943	$28,692

RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2005	2004	2005
Net earnings (loss)	$(952)	$236	$1,921	$14,768
Income tax expense (benefit)	333	(255)	2,191	9,356
Interest expense	1,451	1,269	3,667	4,846
Interest income	(2,300)	(393)	(4,422)	(1,658)
Depreciation	1,473	1,835	6,247	6,807
EBITDA	$5	$2,692	$9,604	$34,119
Retirement benefit plan separation expense	-	10,911	-	10,911
Adjusted EBITDA	$5	$13,603	$9,604	$45,030

EBITDA represents net earnings (loss) before income tax expense (benefit), interest expense (income), net of amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings (loss), cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

Adjusted EBITDA represents EBITDA before the $10.9 million of charges incurred in connection with the Company's retirement benefit plan separation agreement entered into with an affiliate, of which $8.9 million were allocated to pension settlement expense and $2.0 million to the cost of goods sold. The separation agreement was executed in December 2005 in anticipation of the Company's January 2006 initial public offering, and relates to the allocation of assets and liabilities of the pension and other post-retirement employee benefit plans previously sponsored by that affiliate in accordance with the Company's original 1994 asset transfer agreement with the affiliate. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry since it eliminates the effects of the settlement of pension and other retirement plan liabilities under the separation agreement. In addition, these charges are excluded from our calculation of EBITDA under our new revolving credit agreement entered into in January 2006. Management also uses Adjusted EBITDA in evaluating our operating performance. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.